UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2009
ENDWAVE CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-31635	95-4333817
(Commission File No.)	(IRS Employer Identification No.)

130 Baytech Drive
San Jose, California	95134
(Address of principal executive offices)	(Zip Code)
(408) 522-3100
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On April 30, 2009, Endwave Corporation (“Endwave”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Microsemi Corporation (“Microsemi”), pursuant to which Microsemi purchased Endwave’s defense and security business (the “Business”), including all of the outstanding capital stock of Endwave Defense Systems, Inc. (“EDSI”). As consideration, Microsemi assumed certain liabilities associated exclusively with the Business and paid $28 million in cash. The Purchase Agreement contains standard representations and warranties as to the Business that survive for two years following closing. In connection with the transaction, Endwave entered into an indemnification agreement pursuant to which Endwave agreed to indemnify Microsemi for environmental, product liability and IP infringement claims related to Endwave’s operation of the Business prior to the closing date, as well as for any other excluded liability, and Microsemi agreed to indemnify Endwave for any claim related to the operation of the Business following the closing date and for any other assumed liability, subject in some cases to a customary deductible and limitation on maximum damages.
     Concurrently with the closing of the acquisition, Endwave entered into a transition services agreement and an employee transition services agreement with Microsemi pursuant to which Endwave will provide to Microsemi for a limited period of time certain transitional services, including human resources, information technology and product supply services.
     The foregoing description of the Purchase Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the full copies of the transaction documents, which will be filed as exhibits to Endwave’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.
     A copy of the press release containing Endwave’s announcement of the sale is filed herewith as Exhibit 99.1.
ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
     On April 30, 2009, Endwave completed the sale of the Business to Microsemi. The description of such transaction in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.
     In connection with the sale of the Business, Endwave expects to make cash payments of approximately $640,000 related to the payout of accrued vacation to departing employees. Approximately 130 employees will be leaving Endwave and are expected to join Microsemi.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(b)	Pro forma financial information:

Reference is made to Exhibit 99.2, which is incorporated herein by reference.

(d)	Exhibits:

Exhibit No.	Exhibit Title
99.1	Press Release dated April 30, 2009.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Information as of and for the year ended December 31, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDWAVE CORPORATION

Dated: May 6, 2009	By:	/s/ Brett W. Wallace

Brett W. Wallace
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit Title
99.1	Press Release dated April 30, 2009.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Information as of and for the year ended December 31, 2008.